Exhibit 99.1

CORONADO BIOSCIENCES ANNOUNCES PERSONNEL REALIGNMENT, INCLUDING

APPOINTMENT OF KEVIN HORGAN, M.D., AS CHIEF MEDICAL OFFICER

Burlington, MA – November 6, 2013 – Coronado Biosciences, Inc. (NASDAQ: CNDO), a biopharmaceutical company focused on the development of novel immunotherapy biologic agents for the treatment of autoimmune diseases and cancer, announced today the appointment of Kevin Horgan, M.D., as its Chief Medical Officer. Dr. Horgan will oversee the company’s clinical development programs and regulatory and medical affairs activities for its lead product candidates, TSO (Trichuris suis ova or CNDO-201) and CNDO-109.

“We are excited that Kevin Horgan has joined our company,” said Dr. Harlan F. Weisman, Coronado’s Chairman and CEO. “His extensive clinical and industry expertise and immunology research experience make him an outstanding choice to guide the development of TSO for the treatment of autoimmune diseases and CNDO-109 for the treatment of cancer.”

Dr. Horgan has more than 25 years of academic and pharmaceutical experience. Prior to joining Coronado, he was Senior Vice President and Chief Medical Officer at Soligenix, Inc. since 2011. From 2008 to 2011, Dr. Horgan served as Head of Internal Medicine at GE Healthcare, a part of General Electric Co. From 2006 to 2008, he was Vice President of Clinical Immunology at Janssen Biotech, Inc. (formerly Centocor Ortho Biotech, Inc.), where he designed and conducted gastroenterology clinical studies for new compounds and indications including REMICADE® (infliximab) and STELARA® (ustekinumab). From 1997 to 2006, Dr. Horgan was Senior Director of Clinical Research at Merck & Co., Inc. where he led the development of the first neurokinin-1 receptor antagonist, EMEND® (aprepitant), which was approved for the prevention of chemotherapy-induced nausea and vomiting. From 1995 to 1997, Dr. Horgan served as the Director of the IBD Center at the University of California, Los Angeles (UCLA) while serving as Assistant Professor of Medicine, where he focused his research on gastrointestinal inflammatory disorders.

Dr. Horgan received his medical degree at University College Cork-National University of Ireland and completed his training in internal medicine at the Queen Elizabeth Hospital, Birmingham, United Kingdom and Johns Hopkins Hospital, Baltimore, Maryland. He was an immunology research fellow at the National Cancer Institute in Bethesda, Maryland and completed a fellowship in gastroenterology at UCLA.

The company also announced today a reduction in force affecting three officers (its Executive Vice President and Chief Operating Officer, Executive Vice President of Scientific Affairs, and Senior Vice President, Finance and Chief Accounting Officer) and two staff members. Commenting on the reduction in force, Dr. Weisman stated, “Our decision to reduce personnel is driven by the recent disappointing results from our Phase 2 TRUST I study in Crohn’s disease. This action was difficult but necessary to conserve cash and realign our organization to work more efficiently as we advance our two clinical programs in autoimmune diseases and cancer.”

About Coronado Biosciences

Coronado Biosciences is engaged in the development of novel immunotherapy biologic agents. The company’s two principal pharmaceutical product candidates in clinical development are: TSO (Trichuris suis ova or CNDO-201), a biologic for the treatment of autoimmune diseases, such as Crohn’s disease, ulcerative colitis and multiple sclerosis; and CNDO-109, a biologic that activates natural killer (NK) cells, for the treatment of acute myeloid leukemia (AML), multiple myeloma and solid tumors. For more information, please visit www.coronadobiosciences.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include, but are not limited to, any statements relating to the company’s workforce, product development programs and any other statements that are not historical facts. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from those currently anticipated are: our ability to attract, integrate and retain key personnel; risks relating to the results of research and development activities; uncertainties relating to preclinical and clinical testing; our ability to obtain, perform under and maintain financing and strategic agreements and relationships; the early stage of products under development; our need for substantial additional funds; government regulation; patent and intellectual property matters; our dependence on third party suppliers; and competition; as well as other risks described in our SEC filings. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

Contact:

Lucy Lu, MD, Executive Vice President & Chief Financial Officer

Coronado Biosciences, Inc.

781-652-4525; ir@coronadobio.com